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                                                                    EXHIBIT 5.1

                             SUNTRUST BANKS, INC.

                                                                March 5, 2003


SunTrust Banks, Inc.
303 Peachtree Street, NE
Atlanta, GA 30308

         Re: SunTrust Banks, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

         I have acted as special counsel to SunTrust Banks, Inc., a Georgia corporation ("SunTrust"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by SunTrust with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof.

         The Registration Statement relates to the proposed issuance by SunTrust of up to 2,000,000 shares of SunTrust common stock, par value $1.00 per share (the "Common Stock"), pursuant to the Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of January 21, 2003, by and among SunTrust, Lighthouse Financial Services, Inc., a Delaware corporation ("Lighthouse"), and SunTrust Bank Holding Company, a Florida corporation and wholly owned subsidiary of SunTrust ("SunTrust Bank Holding Company").

         The Merger Agreement provides for the merger (the "Merger") of Lighthouse with and into SunTrust Bank Holding Company, with SunTrust Bank Holding Company continuing as the surviving corporation. The Registration Statement includes a proxy statement/prospectus (the "Proxy Statement/Prospectus") to be furnished to stockholders of Lighthouse in connection with their approval of the Merger.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act, as amended (the "Act"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

         In connection with this opinion, I have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents: (i) the Registration Statement (including the Proxy Statement/Prospectus); (ii) the Articles of Incorporation of SunTrust, as amended to the date hereof and currently in effect; (iii) the Bylaws of SunTrust, as amended to the date hereof and currently in effect; (iv) the Merger Agreement; (v) certain resolutions of the Board of Directors of SunTrust relating to the transactions contemplated by the Merger Agreement and the Registration Statement; and (vi) specimen certificates representing the Common Stock. I also have examined originals or copies, certified or otherwise identified to my satisfaction, of such records of SunTrust and such agreements, certificates of public officials, certificates of officers or other representatives of SunTrust and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In my examination, I have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents,




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I have assumed that such parties thereto, other than SunTrust, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.
As to any facts material to the opinion expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of SunTrust and others.

         For purposes of this opinion, I have assumed that prior to the issuance of any of the shares of the Common Stock: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) Lighthouse stockholders will have approved by all required votes the Merger Agreement; (iii) a Certificate of Merger will have been duly filed with the Secretary of State of the State of Florida and Delaware; and (iv) the certificates representing the shares of Common Stock will have been duly executed by an authorized officer of the transfer agent for the Common Stock and will have been registered by the registrar for the Common Stock and will conform to the specimen thereof examined by me.

         I am admitted to the Bar of the State of Georgia, and I do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Georgia.

         Based upon and subject to the foregoing, I am of the opinion that the shares of Common Stock, when issued in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the caption "Legal Matters" in the Proxy Statement/Prospectus forming a part of the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission.

                               Very truly yours,


                               /s/ Raymond D. Fortin